Exhibit 99.1

Investor Relations

Jeff Kupp

Microtune, Inc.

972-673-1610

ir@microtune.com

MICROTUNE ANNOUNCES SECOND QUARTER 2007 FINANCIAL RESULTS

Company achieves record quarterly revenue with 29% year-over-year and 25% sequential revenue growth

PLANO, TX, JULY 26, 2007 – Microtune®, Inc. (NASDAQ:TUNE) today announced its unaudited financial results for the second quarter and six months ended June 30, 2007.

FINANCIAL RESULTS SUMMARY

Net revenue for the three months ended June 30, 2007 was $24.8 million, a 25% increase compared to net revenue of $19.8 million for the first quarter of 2007, and a 29% increase compared to net revenue of $19.2 million for the second quarter of 2006. Net revenue for the six months ended June 30, 2007 was $44.6 million, a 28% increase over net revenue of $34.7 million for the first six months of 2006.

Gross margin percentage was 52% for the second quarter of 2007, compared to 50% for the first quarter of 2007 and the second quarter of 2006. Gross margin percentage was 51% for the six months ended June 30, 2007, compared to 51% for the first six months of 2006.

On a generally accepted accounting principles (GAAP) basis, net income for the second quarter of 2007 was $2.1 million, or $0.04 per diluted share, compared to a net loss of $1.5 million, or $0.03 per share for the first quarter of 2007 and net income of $0.1 million, or $0.00 per diluted share for the second quarter of 2006. For the six months ended June 30, 2007, net income was $0.6 million, or $0.01 per diluted share, compared to a net loss of $0.2 million, or $0.00 per share for the first six months of 2006.

Non-GAAP net income for the second quarter of 2007 was $4.1 million, or $0.07 per diluted share, compared to non-GAAP net income of $1.2 million, or $0.02 per diluted share for the first quarter of 2007 and non-GAAP net income of $1.7 million, or $0.03 per diluted share for the second quarter of 2006. Non-GAAP net income for the six months ended June 30, 2007 was $5.3 million, or $0.09 per diluted share, compared to non-GAAP net income of $2.7 million, or $0.05 per diluted share for the first six months of 2006. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the tables attached to this press release.

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“Our second quarter revenue of $24.8 million established a new quarterly revenue record for Microtune. We exceeded our guidance and demonstrated our ability to operate profitably in the mid-twenty million dollar revenue range,” said James A. Fontaine, President and CEO. “We were thrilled to see greater than expected revenue for the second quarter from all of our target markets, driven by the ramping of new programs and the strength of our core segments, particularly cable set-top box and cable modem. Needless to say, we are very pleased with our overall performance in the second quarter. Equally important, we are maintaining our strong revenue guidance for the third quarter and increasing revenue guidance for the full year.”

FINANCIAL HIGHLIGHTS

•	Net revenue of $24.8 million for the second quarter of 2007 (a quarterly record for Microtune), up 25% compared to the first quarter of 2007 and up 29% compared to the second quarter of 2006;

•	Gross margin of 52% for the second quarter of 2007, slightly higher than the gross margin of 50% achieved in both the first quarter of 2007 and the second quarter of 2006;

•	Second quarter 2007 GAAP net income of $2.1 million, or EPS of $0.04 per diluted share;

•	Second quarter 2007 non-GAAP net income of $4.1 million, or EPS of $0.07 per diluted share, representing 17% of net revenue;

•	Cash and investments of $86.4 million at June 30, 2007, up $3.5 million sequentially; and

•	Accounts receivable balance at June 30, 2007 of $9.5 million, representing days sales outstanding (DSOs) of 34 and lower than our target of 40.

Through June 30, 2007, the Company has shipped a cumulative historical total of sixty-four million silicon TV tuner chips. More than nine million silicon TV tuner chips were shipped during the second quarter of 2007 compared to seven million silicon TV tuner chips shipped in the first quarter of 2007 and compared to an average of just over five million per quarter in 2006.

BUSINESS HIGHLIGHTS:

Microtune’s second quarter was characterized by technology announcements and customer design-in activity that helped to solidify the Company’s position as a radio frequency (RF) leader in the digital cable market, while building momentum across applications in the digital TV markets.

CONTINUED RF MARKET LEADERSHIP IN CABLE MARKET

Microtune announced that its MicroTuner™ technology was deployed in a new DOCSIS® 3.0-based ultra-fast cable modem of ARRIS. The cable modem, which enables data download speeds of 150

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megabits per second, will allow cable operators to deliver future, converged cable services (ultra-fast Internet access, fast high-definition video downloads, video file exchanges and interactive on-line gaming), while optimizing their existing networks for higher bandwidth, greater flexibility and capital efficiency. In May 2007, executives from Comcast and ARRIS featured the MicroTuner-based cable modem in a widely publicized demonstration of the capabilities of DOCSIS 3.0 at the Cable Show in Las Vegas, NV.

Adding to its portfolio of expanded bandwidth 1-GigaHertz tuners, Microtune announced during the quarter a new high-performance cable modem tuner (MicroTuner™ MT2064) designed to expand network capacity and reduce power consumption for battery-backed voice over Internet Protocol (VoIP) cable modems. When integrated into consumer cable equipment, the new MicroTuner chip enables VoIP digital phone service to meet primary-line levels of quality and functionality with increased reliability.

BUILDING MOMENTUM ACROSS MULTIPLE DIGITAL TV APPLICATIONS

During the quarter, Microtune shipped its 3-in-1 tuner (MicroTuner MT2131) to consumer electronics customers targeting U.S. digital TV applications. These customers deployed the Company’s flagship analog/digital/cable tuner in varied platforms, designed to enable superb high-definition (HD) and/or off-air digital TV broadcasts.

Microtune shipped its MT2131 tuner to a leading set-top box manufacturer to deliver HD local broadcasts in a digital video recording (DVR) satellite set-top box. Additionally, Microtune began production shipments of its 3-in-1 tuner to a contract manufacturer of a DVR brand leader to enable a dual-tuner HD set-top box for TV entertainment, multimedia and interactive services capabilities. The Company also shipped its MT2131 tuner to suppliers of HD PC-TV cards, which are currently being deployed into the desktops of two leading PC brands.

FINANCIAL OUTLOOK

Microtune provided the following financial guidance:

•	Net revenue for the second half of 2007 is expected to range from $44.5 to $46.5 million, an increase compared to the first half of 2007 and representing year 2007 revenue growth of approximately 30%.

•	Net revenue for the third quarter of 2007 is expected to be in the range of $22.5-$23.5 million, consistent with the third quarter revenue guidance previously provided;

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•	Net revenue for the fourth quarter of 2007 is expected to be in the range of $22.0 to $23.0 million, reflecting normal business seasonality;

•	Gross margin for the second half of 2007 is expected to be approximately 50%, similar to the last several quarters;

•	R&D expense growth for the year 2007 is expected to range from 15% to 18% (GAAP);

•	SG&A expense growth for the year 2007 is expected to range from 15% to 18% (GAAP less stock option investigation related expenses); and

•	SFAS 123R expenses are expected to range from $1.5 to $2.0 million on a quarterly basis for the remainder of 2007.

Mr. Fontaine said, “We are pleased with Microtune’s continued year-over-year growth and the prospects for a strong second half of the year. We are encouraged by our future outlook based upon the high level of interest in our new cable products introduced during the year and the level of interest in our products for future DTV market opportunities. We are very well positioned, we believe, to deliver cost-effective, high-performance RF products for today’s market opportunities, and we are prepared to take advantage of new opportunities as our target markets evolve.”

CONFERENCE CALL

As previously announced, Microtune will hold an investors’ conference call today, Thursday, July 26, 2007, at 4:00 P.M. Central Time/5:00 P.M. Eastern Time to discuss the Company’s second quarter 2007 financial results and its outlook for the future.

To participate in the call, interested parties may dial 210-234-8001 (the pass code is “EARNINGS”). Alternatively, interested parties may also listen to the conference call on the Internet by accessing the Company’s website: www.microtune.com. A replay of the conference call will be available until August 10, 2007 via the Company’s website or by dialing 203-369-3456.

NOTIFICATIONS

Included in this press release are Microtune’s unaudited Consolidated Balance Sheets as of June 30, 2007 and December 31, 2006, respectively; its unaudited Consolidated Statements of Operations for the three and six months ended June 30, 2007 and 2006, respectively; its unaudited Consolidated Statements of Cash Flows for the six months ended June 30, 2007 and 2006, respectively; and certain unaudited Additional Financial Information. This financial information should be read in

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conjunction with the information contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, the Company’s Quarterly Report on Form 10-Q for the first quarter ended March 31, 2007, filed on April 26, 2007 and the Company’s Quarterly Report on Form 10-Q for the second quarter ended June 30, 2007, filed on or about July 26, 2007.

Also included in this release are certain non-GAAP financial measures, including non-GAAP net income; non-GAAP net income per diluted share; shares used in non-GAAP net income per diluted share calculation; and guidance of selling, general and administrative expenses, excluding stock option investigation related expenses. These non-GAAP financial measures are not calculated in accordance with GAAP and do not represent alternative financial measures under GAAP. In addition, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Furthermore, these non-GAAP financial measures do not reflect a comprehensive view of Microtune’s operations in accordance with GAAP and should only be read in conjunction with the corresponding GAAP financial measures. Microtune is providing guidance of selling, general and administrative expenses, excluding stock option related expenses, because the corresponding GAAP financial measure is not accessible on a forward-looking basis without unreasonable effort. Microtune is unable to estimate future stock option investigation related expenses, which may be material. The lack of such reconciling information should be considered when assessing the impact of this disclosure. This information constitutes non-GAAP financial measures within the meaning of Regulation G adopted by the U.S. Securities and Exchange Commission. Accordingly, Microtune has presented herein, and will present in other information it publishes that contains these non-GAAP financial measures, a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.

Microtune believes the presentation of non-GAAP net income; non-GAAP net income per diluted share; and shares used in non-GAAP net income per diluted share calculations included in this release in conjunction with the corresponding GAAP financial measures, provides meaningful information for investors, analysts and management in assessing Microtune’s business trends and financial performance. From a financial planning and analysis perspective, Microtune management analyzes its operating results with and without the impact of stock-based compensation expenses and fees and expenses relating to the investigation into past stock option granting practices, the related financial restatement and ongoing litigation.

ABOUT MICROTUNE

Microtune, Inc. is a silicon and subsystems company that designs and markets radio frequency (RF) solutions for the worldwide broadband communications and transportation electronics markets. Inventor of the MicroTuner™ single-chip broadband tuner, Microtune offers a portfolio of advanced tuner, amplifier, and upconverter products that enable the delivery of information and entertainment across new classes of consumer electronics devices. The Company currently holds more than 70 U.S. patents for its technology. Founded in 1996, Microtune is headquartered in Plano, Texas, with key design and sales centers located around the world. The website is www.microtune.com.

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DESIGN-WIN ANNOUNCEMENTS

It is customary for Microtune to announce design wins, as referenced in this press release, and the announcement of these design wins, or any other design win, should not be viewed as an indicator of Microtune revenues for any current or future reporting period.

NEW PRODUCT ANNOUNCEMENTS

It is customary for Microtune to announce new products. The announcement of any new product should not be viewed as an indicator of Microtune revenues for any current or future reporting period. The markets for cable television and digital television may develop more slowly than currently anticipated. Even in the event that these markets do develop as currently expected, there can be no assurance that Microtune’s products will be selected by manufacturers or that if selected, such manufacturers will continue to select Microtune’s products in the future.

MICROTUNE FORWARD LOOKING STATEMENTS

All statements in this press release other than statements of historical fact are forward-looking statements that are subject to risks and uncertainties that could cause such statements to differ materially from actual future events or results. Such forward-looking statements are generally, but not necessarily, accompanied by words such as “plan,” “if,” “estimate,” “expect,” “believe,” “could,” “would,” “anticipate,” “may,” or other words that convey uncertainty of future events or outcomes. These forward-looking statements and other statements made elsewhere in this release are made in reliance, in part, on the Private Securities Litigation Reform Act of 1995. Factors which could cause actual results to differ from anticipated results include the Company’s ability to introduce new products, achieve design wins, meet customer or industry specifications, maintain customer and strategic partner relationships, forecast customer demand and manage inventory levels, control and budget expenses, protect proprietary technology and intellectual property, and successfully prosecute and defend any pending or future litigation or regulatory proceedings. Any one of these factors may cause the Company’s actual financial results to differ materially from its projected results. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason. Readers are referred to our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other U.S. Securities and Exchange Commission filings which discuss the foregoing factors as well as other important risk factors that could affect our business, results of operations and financial condition.

EDITOR’S NOTE

Microtune is a registered trademark and MicroTuner is a trademark of Microtune, Inc. All other company and/or product names may be trade names, trademarks and/or registered trademarks of the respective owners with which they are associated. Copyright © 2007 Microtune, Inc. All rights reserved.

Microtune, Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

Assets	June 30, 2007	December 31, 2006
Current assets:
Cash and cash equivalents	$39,823	$38,010
Short-term investments	46,600	44,750
Accounts receivable, net	9,481	6,609
Inventories	8,729	8,988
Other current assets	2,105	2,127

Total current assets	106,738	100,484

Property and equipment, net	4,061	4,275
Other assets and deferred charges	467	843

Total assets	$111,266	$105,602

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,580	$4,847
Accrued compensation	3,138	2,646
Accrued expenses	1,470	1,731
Deferred revenue	137	23

Total current liabilities	10,325	9,247

Other non-current liabilities	98	87
Commitments and contingencies

Stockholders’ equity	100,843	96,268

Total liabilities and stockholders’ equity	$111,266	$105,602

Microtune, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Net revenue	$24,766	$19,170	$44,564	$34,695
Cost of revenue	11,987	9,623	21,932	17,029

Gross margin	12,779	9,547	22,632	17,666
Operating expenses:
Research and development	5,819	5,343	11,669	10,144
Selling, general and administrative	6,043	5,025	12,659	9,666

Total operating expenses	11,862	10,368	24,328	19,810

Income (loss) from operations	917	(821)	(1,696)	(2,144)
Other income (expense):
Interest income	1,187	1,004	2,228	1,907
Foreign currency gains (losses), net	53	92	92	151
Other	19	—	25	27

Income (loss) before income taxes	2,176	275	649	(59)
Income tax expense	43	129	61	159

Net income (loss)	$2,133	$146	$588	$(218)

Net income (loss) per common share:
Basic	$0.04	$0.00	$0.01	$0.00

Diluted	$0.04	$0.00	$0.01	$0.00

Weighted-average common shares outstanding:
Basic	53,644	53,104	53,543	52,959

Diluted	54,521	55,530	54,267	52,959

Microtune, Inc.

STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2007	2006
Operating activities:
Net income (loss)	$588	$(218)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation	725	741
Foreign currency (gains) losses, net	(92)	(151)
Stock-based compensation	3,006	2,920
Loss on sale of property and equipment	1	5
Changes in operating assets and liabilities:
Accounts receivable, net	(2,872)	(1,644)
Inventories	259	784
Other assets	398	(123)
Accounts payable	733	(1,502)
Accrued expenses	(261)	(516)
Accrued compensation	492	410
Deferred revenue	114	104
Other liabilities	11	2

Net cash provided by operating activities	3,102	812
Investing activities:
Purchases of property and equipment	(512)	(491)
Proceeds from maturity of held-to-maturity investments	—	1,620
Proceeds from sale of available-for-sale investments	12,150	24,650
Purchase of available-for-sale investments	(14,000)	(30,100)

Net cash used in investing activities	(2,362)	(4,321)
Financing activities:
Proceeds from issuance of common stock	981	1,033

Net cash provided by financing activities	981	1,033
Effect of foreign currency exchange rate changes on cash	92	151

Net increase (decrease) in cash and cash equivalents	1,813	(2,325)
Cash and cash equivalents at beginning of period	38,010	5,068

Cash and cash equivalents at end of period	$39,823	$2,743

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

STATEMENTS OF OPERATIONS

(in thousands)

(unaudited)

	Three Months Ended
	June 30, 2007	March 31, 2007	December 31, 2006	September 30, 2006	June 30, 2006
Net revenue	$24,766	$19,798	$16,572	$17,965	$19,170
Silicon	80%	77%	76%	77%	81%
Modules	20%	23%	24%	23%	19%

Net revenue by market
Cable	72%	68%	69%	65%	62%
Digital Television	7%	8%	8%	12%	19%
Automotive	20%	22%	21%	21%	17%
Other	1%	2%	2%	2%	2%

Net revenue by geography
North America	37%	40%	34%	35%	33%
Europe	22%	18%	19%	16%	15%
Asia Pacific	41%	42%	47%	49%	52%

Ten percent customers (net revenue)(1)
Scientific-Atlanta (a Cisco company)(2)	35%	30%	26%	25%	19%
Asuspower/Asustek (3)	21%	18%	20%	17%	18%
Arkian (4)					11%

Net revenue from top 10 customers (5)	85%	85%	81%	78%	81%

As a percent of net revenue
Gross margin	51.6%	49.8%	48.1%	49.5%	49.8%
Research and development	23.5%	29.5%	37.0%	28.8%	27.9%
Selling, general and administrative	24.4%	33.4%	38.1%	35.2%	26.2%

(1)	Data included only in instances where customers were 10% or greater of net revenue.

(2)	Cisco Systems, Inc. (Cisco) completed its acquisition of Scientific-Atlanta on February 27, 2006. Net revenue generated from Cisco, excluding Scientific-Atlanta, was insignificant in the second quarter of 2007, the first quarter of 2007 and for all of 2006.

(3)	Primarily for the benefit of ARRIS Group, Inc.

(4)	Primarily for the benefit of LG Electronics in the second quarter of 2006.

(5)	Includes respective manufacturing subcontractors.

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

BALANCE SHEETS

(in thousands)

(unaudited)

	June 30, 2007	March 31, 2007	December 31, 2006	September 30, 2006	June 30, 2006
Cash and cash equivalents	$39,823	$40,312	$38,010	$19,602	$2,743
Short-term investments	46,600	42,600	44,750	62,773	80,968

Total cash and investments	$86,423	$82,912	$82,760	$82,375	$83,711

Raw materials	$54	$—	$14	$88	$79
Work-in-process	3,910	3,356	3,260	4,045	2,543
Finished goods	4,765	5,396	5,714	5,001	4,538

Total inventory	$8,729	$8,752	$8,988	$9,134	$7,160

Inventory turns	5.5	4.5	3.8	4.0	5.4

Accounts receivable, net	$9,481	$9,187	$6,609	$7,637	$7,555

Days sales outstanding (DSO)	34	42	36	38	35

Common shares outstanding	53,698	53,560	53,290	53,274	53,230

Weighted-average common shares outstanding for the quarter ended
Basic	53,644	53,441	53,288	53,249	53,104
Diluted	54,521	53,441	53,288	53,249	55,530

Total employees	202	202	204	200	185

Microtune, Inc.

STOCK-BASED COMPENSATION EXPENSE

UNDER SFAS NO. 123R

(in thousands)

(unaudited)

	Three Months Ended
	June 30, 2007	March 31, 2007	December 31, 2006	September 30, 2006	June 30, 2006
Cost of revenue	$11	$10	$11	$14	$12

Research and development	555	654	685	672	634
Selling, general and administrative	984	792	542	976	858

Total stock-based compensation expense included in operating expenses	1,539	1,446	1,227	1,648	1,492

Total stock-based compensation expense	$1,550	$1,456	$1,238	$1,662	$1,504

CERTAIN EXPENSES RELATING TO

INVESTIGATION, RESTATEMENT AND LITIGATION

INCLUDED IN SELLING, GENERAL AND ADMINISTRATIVE

(in thousands)

(unaudited)

	Three Months Ended
	June 30, 2007	March 31, 2007	December 31, 2006	September 30, 2006	June 30, 2006
Total investigation, restatement and litigation expenses included in selling, general and administrative expenses	$418	$1,250	$1,812	$1,452	$—

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

RECONCILIATION OF NON-GAAP TO GAAP CONSOLIDATED NET INCOME (LOSS)

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
GAAP net income (loss)	$2,133	$146	$588	$(218)
Stock-based compensation expense	1,550	1,504	3,006	2,912
Expenses relating to investigation, restatement and litigation	418	—	1,668	—

NON-GAAP net income	$4,101	$1,650	$5,262	$2,694

Basic net income (loss) per share:
GAAP	$0.04	$0.00	$0.01	$0.00

NON-GAAP	$0.08	$0.03	$0.10	$0.05

Diluted net income (loss) per share:
GAAP	$0.04	$0.00	$0.01	$0.00

NON-GAAP	$0.07	$0.03	$0.09	$0.05

Weighted-average common shares outstanding used in basic net income (loss) per share calculation:
GAAP	53,644	53,104	53,543	52,959
NON-GAAP	53,644	53,104	53,543	52,959
Weighted-average common shares outstanding used in diluted net income (loss) per share calculation:
GAAP	54,521	55,530	54,267	52,959
NON-GAAP	56,532	57,444	56,327	56,997

RECONCILIATION OF SHARES USED IN THE CALCULATION

OF NON-GAAP TO GAAP

CONSOLIDATED NET INCOME (LOSS) PER SHARE

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Weighted-average common shares outstanding used in basic net income (loss) per share calculation – GAAP and NON-GAAP	53,644	53,104	53,543	52,959

Weighted-average common shares outstanding used in diluted net income (loss) per share calculation – GAAP	54,521	55,530	54,267	52,959
Incremental common equivalent shares	2,011	1,914	2,060	4,038

Weighted-average common shares outstanding used in diluted net income per share calculation – NON-GAAP	56,532	57,444	56,327	56,997